EXHIBIT 10.18

FORM OF NOTE SALE AGREEMENT

Note Sale Agreement dated as __________ ___, _____ (this “Agreement”) by and between JPMorgan Chase Bank, N.A. (the “Seller”) and [Gerald J. Burnett] [and]  [Gerald J. Burnett and Marjorie J. Burnett as trustees of The Gerald J. Burnett and Marjorie J. Burnett Revocable Trust] (individually, or if more than one, collectively, the “Buyer”).

The Seller is the holder of the Revolving Credit Promissory Note (Libor/Prime) dated as of December 23, 2006 executed and delivered by Avistar Communications Corporation, a Delaware corporation (the “Borrower”), to the Seller (as from time to time may be amended, modified or replaced, the “Note”).

The Seller and the Borrower are parties to a Security Agreement dated as of December 23, 2006 by which the Borrower, among other things, granted the Seller security interests in the “Collateral” (as defined therein) to secure the Borrower’s obligations under the Note (as from time to time may be amended, modified or replaced, the “Security Agreement”).

To induce the Seller to accept the Note, the Buyer [and [Gerald J. Burnett] [Gerald J. Burnett and Marjorie J. Burnett as trustees of The Gerald J. Burnett and Marjorie J. Burnett Revocable Trust] (the together with the Buyer the “Guarantors”)] delivered to the Seller its Guaranty dated as of December 23, 2006,  (the “Guaranty”) in which the [Buyer] [Guarantors] guaranteed payment and performance of the Note (reference is made to the Guaranty for a complete statement of its terms and conditions).

The Seller has made a demand for payment under the Guaranty, and the Buyer has elected to purchase the Loan by executing and delivering to the Seller this Agreement on or before the Due Date (the “Offer”).

NOW THEREFORE, the Buyer (and if more than one, jointly and severally) and the Seller agree as follows:

1.                                       Definitions:  The following terms shall be defined as follows:

1.1                                 “Banking Day” means any day on which commercial banks are not authorized or required to close in New York City.

1.2                                 “Closing” means the simultaneous delivery by the Seller and the Buyer of documents and funds, and the performance of the acts herein provided to be performed at the Closing.

1.3                                 “Closing Date” means the first (1st) Banking Day after the Seller’s receipt of the Offer, unless the Seller, in its discretion, deems it necessary to extend such time.

1.4                                 “Due Date” has the meaning given such term in the Guaranty.

1.5                                 “Facility Documents” has the meaning given such term in the Note.

1.6                                 “Loan” means the Note and the Security Agreement and the Seller’s rights thereunder.

1.7                                 “Note Purchase Price” means the principal amount outstanding under the Note as of the Closing Date, together with any interest thereon, and any costs and expenses under any Facility Document, all as calculated by the Seller.

2.                                       Terms and Conditions of Sale:  The Seller agrees to sell, assign, transfer, and convey to the Buyer, on the terms and conditions set forth in this Agreement, all the right, title, and interest of the Seller, as of the Closing Date, in and to the Loan.  The Buyer acknowledges and agrees (a) that the Seller’s sale of the Loan to the Buyer is irrevocable and (b) that the Buyer shall have no recourse to the Seller.

3.                                       Note Purchase Price:  The Buyer shall pay to the Seller, by 2:00 p.m. (New York City time), by cashier’s check or wire transfer, the amount of the Note Purchase Price.  All payments of the Note received by the Seller before the Closing Date shall belong to the Seller.  All payments of the Note received by the Seller on or after the Closing Date shall belong to the Buyer.  In the event that a draft the Seller has received in payment of the Note is dishonored after the Closing Date, an adjustment to the Note Purchase Price in the Seller’s favor shall be made upon notification by the Seller to the Buyer that the check has been dishonored, and the Buyer shall promptly forward that amount to the Seller.

4.                                       Place of Closing:  The Closing shall be held at the Seller’s offices located at 270 Park Avenue, New York, New York, or such other place as may be practicable.  The Closing shall, at the Seller’s option, be either by telephone, confirmed by letter or wire, or conducted in person at the place designated by the Seller.

5.                                       Endorsement and Delivery:  The Seller agrees to endorse the Note, and deliver the endorsed Note to the Buyer, as soon as practicable after the Closing Date.  The endorsement will be in the following form:

For value received, pay to the order of [Gerald J. Burnett] [and]  [Gerald J. Burnett and Marjorie J. Burnett as trustees of The Gerald J. Burnett and Marjorie J. Burnett Revocable Trust] without recourse and without any representation or warranty either express or implied in fact or by law.

JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

After the Closing, the Seller agrees to execute and deliver to the Buyer any such documents or instruments reasonably requested by Buyer to transfer to Buyer all right, title and interest of Seller in and to the Loan, provided that (i) the Buyer prepares such documents or instruments at its expense and (ii) the Buyer provides such documents or instruments to the Seller within thirty (30) days after the Closing

6.                                       Representations, Warranties and Agreements of the Buyer:  The Buyer represents, warrants and agrees as follows:

6.1                                 The Buyer will not violate any laws relating to unfair credit collection practices in connection with the Loan.  The Buyer will indemnify the Seller and hold the Seller harmless from and against any and all claims, demands, losses, damages, penalties, fines, forfeitures, judgments, legal fees and any other costs, fees, and expenses heretofore or hereafter incurred by the Seller as a result of (i) a breach by the Buyer of the aforesaid agreement or (ii) any claim, demand or assertion that the Buyer or the Seller was in any way involved in or had in any way authorized any unlawful collection practices in connection with the Loan or (iii) any claim, demand or assertion by the Borrower in connection with the Loan.  The Buyer agrees to notify the Seller within three (3) Banking Days of notice or knowledge of any such claim or demand.

6.2                                 The Buyer will not institute any legal action in the name of the Seller or continue to prosecute in the name of the Seller any pending legal action nor shall the Buyer intentionally or unintentionally, through misrepresentation or nondisclosure, mislead or conceal that the Buyer’s ownership of the Loan following the Closing.  The Buyer acknowledges that there is no adequate remedy at law for violation of this subparagraph and consents to the entry of an order by a court of competent jurisdiction enjoining any violation or threatened violation of the provisions of this subparagraph.  The Buyer will indemnify the Seller and hold the Seller harmless from and against any and all claims, demands, losses, damages, judgments, legal fees and any other costs, fees and expenses heretofore or hereafter incurred by the Seller as a result of a breach by the Buyer of the aforesaid agreement.

6.3                                 The Buyer’s decision to purchase the Loan is based upon the Buyer’s own independent evaluation.  The Buyer has made such independent investigation as the Buyer deems to be warranted into the nature, validity, enforceability, collectibility, and value of the Loan and all other facts it deems material to its purchase, and is entering into this transaction herein provided for, solely on the basis of that investigation and the Buyer’s own judgment, and is not acting in reliance on any representation of, or information furnished by the Seller and acknowledges that no employee or representative of the Seller has been authorized to make any statements or representations other than those specifically contained in this Agreement.  The Buyer hereby waives any right or cause of action it might now or in the future have against the Seller as a result of its purchase of the Loan.

6.4                                 The Buyer (i) is able to bear the economic risk associated with the purchase of the Loan, (ii) has adequate information concerning the business and financial condition of the Borrower or any third party to make an informed decision regarding the purchase of the Loan, (iii) has such knowledge and experience so as to be aware of the risks and uncertainties inherent in the purchase of rights and assumption of liabilities of the type contemplated in this Agreement and (iv) has independently and without reliance upon the Seller, and based on such information as the Buyer has deemed appropriate, made its own analysis and decision to enter into this Agreement.  The Buyer acknowledges that the Seller has not given the Buyer any investment advice, credit information or opinion on whether the purchase of the Loan is prudent.

6.5                                 The Buyer has full power and authority to execute, deliver and perform its obligations under, this Agreement and is authorized to enter into this Agreement.  All laws, rules and regulations to which the Buyer may be subject have been duly complied with.  This Agreement has been duly and validly executed and delivered by the Buyer and constitutes the legal, valid, and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, or other similar laws of general applicability affecting the enforcement of creditors’ rights generally and by the court’s discretion in relation to equitable remedies.

6.6                                 The Buyer is an “accredited investor” as that term is defined by the Securities Act of 1933, as amended.  The Buyer has such knowledge and experience in financial and business matters, relating to the ownership and collection of loan assets, that it is capable of evaluating the merits and risks of a prospective investment in the Loan.  The Buyer acknowledges that the Loan may have limited or no liquidity and it has the financial capability to hold the Loan for an indefinite period of time and to bear the economic risks of, including a complete loss of its investment in, the purchase and acquisition of the Loan.

7.                                       No Recourse or Warranty, Etc.:  The sale of the Loan is made by the Seller without any representation or warranty either express or implied in fact or by law.  Any other provisions of this Agreement to the contrary notwithstanding, the Seller and the Buyer agree that no guarantee of any kind or type whatsoever, whether made by public, private or governmental entity, is purchased, acquired, assumed, or in any other manner transferred or conveyed to the Buyer pursuant to this Agreement.  Further, the Seller has not, does not and will not make any representations or warranties with regard to compliance with any, rules, regulations, orders or requirements.  The Buyer acknowledges and agrees that the sale and assignment of the Loan is made without recourse or warranty.  The Seller makes no warranties, covenants or representation of any sort or in any manner with regard to the Loan, except that the Seller is the owner and holder of all rights in the Loan to be sold and assigned and is authorized to consummate such sale by virtue of such rights and capacity.

8.                                       Files and Records: The Buyer further agrees as follows:

8.1                                 The Buyer agrees to abide by all applicable state and federal laws, rules and regulations regarding the handling and maintenance of all documents and records relating to the Loan purchased hereunder including, but not limited to, the length of time such documents and records are to be retained.

8.2                                 After transfer of documents or files to the Buyer pursuant to the terms of this Agreement, the Buyer agrees that the Seller shall have the continuing right to use, inspect, and make extracts from or copies of any such documents or records, upon the Seller’s reasonable notice to the Buyer.

8.3                                 The Buyer further agrees to allow the Seller the possession, custody and use of original documents for any lawful purpose and upon reasonable terms and conditions.

8.4                                 Before destruction or disposition of any documents or files transferred hereunder, the Buyer agrees to give reasonable notice to the Seller and to allow the Seller, at its own expense, to recover the same from the Buyer.

9.                                       Notice Of Claim:  The Buyer shall immediately notify the Seller of any claim, threatened claim, or any litigation against the Seller which may come to its attention.

10.                                 Notices:  Unless otherwise agreed in writing, notices shall be given to the Seller and the Buyer at their telecopier numbers (confirmed by telephone to their telephone numbers) or addresses set forth in the signature page of this Agreement, or such other telecopier (and telephone) number or address communicated in writing by either such party to the other.  Notices to the Bank shall be effective upon receipt.

11.                                 Use of the Seller Name:  The Buyer agrees that it will not use or permit the use by its agents, successors or assigns, of any name or combination of letters which is similar to “JPMorgan Chase Bank, N.A.”, “Chase” or “JPMCB.”   The Buyer will not represent or imply that it is affiliated with, authorized by, or in any way related to the Seller.

12.                                 Severability:  Each part of this Agreement is intended to be severable.  If any term, covenant, condition or provision hereof is unlawful, invalid, or unenforceable for any reason whatsoever, such illegality, invalidity, or unenforceability shall not affect the legality, validity, or enforceability of the remaining parts of this Agreement, and all such remaining parts hereof shall be valid and enforceable and have full force and effect as if the invalid or unenforceable part had not been included.

13.                                 Construction:  Unless the context otherwise requires, singular nouns and pronouns, when used herein, shall be deemed to include the plural and vice versa, and impersonal pronouns shall be deemed to include the personal pronoun of the appropriate gender.

14.                                 Assignment:  This Agreement and the terms, covenants, conditions, provision, obligation, undertaking, rights and benefits hereof, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their respective heirs, executors, administrators, representatives successors, and assigns.  This Agreement shall not be assigned without the Seller’s prior written consent.

15.                                 Prior Understandings:  This Agreement supersedes any and all prior discussions and agreements between the Seller and the Buyer with respect to the purchase of the Loan and other matters contained herein, and this Agreement contains the sole and entire understanding between the parties hereto with respect to the transactions contemplated herein.

16.                                 Survival:  Each and every covenant made by the Buyer or the Seller in this Agreement shall survive the Closing and shall not merge into the closing documents, but instead shall be independently enforceable.

17.                                 Governing Law; Jurisdiction:  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.  The Buyer consents to the nonexclusive jurisdiction and venue of the state or federal courts located in such state.  In the event of a dispute hereunder, suit may be brought against the Buyer in such courts or in any jurisdiction where the Buyer or any of its assets may be located.  Service of process by the Seller in connection with any dispute shall be binding on the Buyer if sent to the Buyer by registered mail at the address(es) specified above or to such further address(es) as the Buyer may specify to the Seller in writing.

18.                                 Counterparts:  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Seller and the Buyer have executed this Agreement by their duly authorized officers as of the date first set forth above.

JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

Address for Notices to the Bank:

JPMorgan Chase Bank, N.A. Private Bank Credit Attn: Patricia DeLeo 345 Park Avenue, Floor 04 New York, NY 10154-0004

With a courtesy copy to

JPMorgan Chase Bank, N.A. Attn: Nancy A. Sheppard 560 Mission Street, 12th floor San Francisco, CA 94105

Gerald J. Burnett

Address for notices:

Gerald J. Burnett and Marjorie J. Burnett , as Trustee for The Gerald J. Burnett and Marjorie J. Burnett Revocable Trust

By:
Gerald J. Burnett

By:
Marjorie J. Burnett

Address for notices:

State of	)
	)	ss.:
County of	)

On the ____ day of ____________ in the year 200__, before me, the undersigned, personally appeared Gerald J. Burnett, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

State of	)
	)	ss.:
County of	)

On the ____ day of ____________ in the year 200__, before me, the undersigned, personally appeared Marjorie J. Burnett, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public